THOMSON REUTERS STREETEVENTS
EDITED TRANSCRIPT
OSTK - Q1 2014 Overstock.com, Inc. Earnings Conference Call
EVENT DATE/TIME: APRIL 24, 2014 / 03:30PM GMT

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CORPORATE PARTICIPANTS

Jonathan Johnson Overstock.com, Inc. - Chairman of the Board of Directors
Patrick Byrne Overstock.com, Inc. - CEO
Stormy Simon Overstock.com, Inc. - President
Dave Nielsen Overstock.com, Inc. - Co-President
Robert Hughes Overstock.com, Inc. - SVP of Finance and Risk Management

CONFERENCE CALL PARTICIPANTS

Nat Schindler Bank of America Merrill Lynch - Analyst
Scott Tilghman B.Riley & Co. - Analyst

PRESENTATION
Operator
Good day ladies and gentlemen. And welcome to the first quarter 2014 Overstock.com earnings conference call. (Operator Instructions)
As a reminder, today's conference is being recorded.
I would now like the turn the call over to Jonathan Johnson.
Jonathan Johnson - Overstock.com, Inc. - Chairman of the Board of Directors
Thank you Jamie. Good morning, and welcome to our first quarter 2014 earnings conference call. Joining me today are Dr. Patrick Byrne, our CEO; Stormy Simon, our President; Dave Nielsen, our Co-President, and Robert Hughes, our Senior Vice President, Finance and Risk Management.
We'll start by turning it over to Stormy to take care of some of the legal particularities.
Stormy Simon - Overstock.com, Inc. - President
Let me remind you that the following discussion and our responses to your questions reflect management's views as of today, April 24th, 2014, and may include forward-looking statements. Actual results may differ materially. Additional information about factors that could potentially impact our financial results is included in the press release filed this morning and in the Form 10-K filed on February 27th, 2014.
During this call, we will discuss certain non-GAAP financial measures. The slides accompanying this webcast and our filings with SEC, each posted on our Investor Relations website, contain additional disclosures regarding these non-GAAP measures, including reconciliations of these measures to the most comparable GAAP measures. Please review the Safe Harbor statement on slide 2.
Jonathan Johnson - Overstock.com, Inc. - Chairman of the Board of Directors
Thanks Stormy.
Now, I'd like to turn the call over to Rob to highlight some of our Q1 financial results.

Robert Hughes - Overstock.com, Inc. - SVP of Finance and Risk Management
Thank you Jonathan.
Q1 total net revenue was $341.2 million, a 9% increase from last year. Q1 gross profit dollars increased 9%, to $64 million, and gross margin decreased 10 basis points from last year, to 18.8%. Q1 contribution was $40.6 million, a 1% increase from last year. And contribution margin was 11.9%.
Q1 technology and G&A expenses combined increased 5% to $34.9 million. Pretax income for Q1 was $6.6 million, a $1.2 million decrease from last year. Net income for Q1 was $4 million, or $0.16 per diluted share.
Patrick, with that, let me turn the call over to you.
Patrick Byrne - Overstock.com, Inc. - CEO
Okay. But before we do, why don't you -- since it's going to come up in a few ways, why don't you mention the effect of the timing of Easter, as far as GAAP recognition and such, this year versus last?
Robert Hughes - Overstock.com, Inc. - SVP of Finance and Risk Management
Yes. One factor we noted in the press release is that although our -- and we'll get to it -- the order growth was higher than you see on a GAAP basis, because we had increasing sales in the last week of this quarter, on an average daily basis, compared to last quarter. But just to remind you -- for GAAP, we don't recognize that as revenue until it's delivered. So a larger increase in our deferred revenue at the end of this Q1 versus last Q1.
Patrick Byrne - Overstock.com, Inc. - CEO
And how would you -- what's the magnitude of that on, say, top line and contribution line?
Robert Hughes - Overstock.com, Inc. - SVP of Finance and Risk Management
On top line, I think that's a couple of percentage points. So we would've been closer to 12% than 9% on a GAAP basis.
Patrick Byrne - Overstock.com, Inc. - CEO
Okay. Well, let's move forward.
Next slide, quarterly revenue growth. You see it has still ticked down, but we actually think we have the slide virtually -- well, arrested and coming back in the right direction. But that's ticking down to now to what we understand as industry growth rates. But we definitely think we can do better and spin this up over the course of the rest of this year. Quarterly gross profit growth -- same basic story.
Slide 6, quarterly gross margin growth and contribution, 11.9%, moved back sharply into the right direction. I tend to think, as I've said, I think 12.0% to 12.5% is probably the ideal place for that, to be around.
Next slide, slide 7. Here, you see we have arrested the deterioration in contribution growth. In fact, it's a little bit better than that setting aside the Easter effect, timing effect, that Robert just described. But we definitely don't think anything in the single digits here is acceptable. That's industry growth rate. We should be able to do better than industry growth rate. And happy to say that we're, well -- so anyway, you can certainly take our goal there to be to get this back into the double digits.
Next slide -- quarterly operating expenses. Here, you see they've dropped versus Q4. Jonathan, do you want to add -- I like to look at the red bar, or the red and green bar, the red and green bar together, which give you tech and G&A - so in other words, all the corporate expenses. As you see, the corporate expenses are staying right around $30 million, or just a little bit on the plus side of $30 million a quarter.
But Jonathan, why don't you explain the drop
Jonathan Johnson - Overstock.com, Inc. - Chairman of the Board of Directors
Yes. The drop -- if you look at Q3 to Q1, it's roughly the same. In Q4, we did have a legal expense connected with the California DA case which caused the red bar to go up in Q4.
Patrick Byrne - Overstock.com, Inc. - CEO
Okay.
Moving on, slide 9. Quarterly net income -- $4 million. We, of course -- we've committed what is, in my family, the cardinal sin of truncating our ordinate. But we truncated our ordinate here.
So, other than that, it's actually pretty stable. We had an exceptional Q1 last year. We are making some big investments, at the risk of sounding like a certain politician I know. But we'll be talking in a minute about the big investments.
But the $4 million here feels okay. We don't really judge ourselves quarter to quarter. We're thinking of the year. I think I said, in the last conference call, I would expect our operating income this year to be roughly what it was in 2013. We're actually not seeking to grow that this year, because we are -- we have seen a lot of opportunities to build stuff. And as long as we can keep that nicely positive and the coffers growing, we can't resist these opportunities to pursue.
We now really have a technology group to be proud of and, I think, a way that the business works with technology to be proud of. And anyway, there are just some backed-up projects we see. We don't want to let them slide a year or two to work into our budget gradually; we want to get them done. So for those reasons, I really think that this year and last year, we'll have about the same operating income.
Next slide. Free cash flow, trailing 12 months -- $55 million cash flow from operations and $37 million from free cash flow. That's relatively stable. There was an oddity.
Rob, why don't you explain the oddity last year that, again on timing, gave us the bump, and so forth?
Robert Hughes - Overstock.com, Inc. - SVP of Finance and Risk Management
Happy to do so, yes.
As we noted on our last conference call, one thing that was different last year in the holiday season was some of the holidays coming later. So for example, Cyber Monday was in December in 2013, as opposed to November. And since we pay most of our suppliers 30 days from shipment, the payment for that holiday, for example, then moved to January rather than December. So you do see more of this greater seasonal pay-down in Q1 from accounts payable -- and also some from some marketing invoices and other things like that -- than you've seen historically.
It's just the way the calendar played out. We pride ourselves on paying our vendors timely and have continued to do so through this whole period. We've maintained what's called a Paydex score of 80 through all of this period, which means we pay our suppliers on time. And that hasn't changed.
Patrick Byrne - Overstock.com, Inc. - CEO
Means we pay them perfectly. Paydex score is a rating that the whole industry uses on how well you pay. And the highest score you can get is 80. And we've been running 80 -- I don't know how many years it's been since we dropped off 80. So we really pride -- one of the reasons our vendors love us is we pay promptly, we pay correctly. We pay with great information about exactly what we're paying for and such.
So $37 million, again $37.5 million -- relatively stable with the past, setting aside slight growth over the -- well, no, significant growth over the last 24 months, over the last eight quarters.
Next slide -- GAAP, trailing 12-month inventory turns -- 5.5 -- on the goods we purchase we bring inside, when you include partners. I don't like this 5.5. But you have to remember, we do an awful lot of furniture. And I think of 6 as being the minimum acceptable.
But we have shifted a lot into furniture and home, which by its nature has sort of half the turns that other general merchandise has. So we're not going to see this get to 10 or 12 with as much furniture and home decor as is in our warehouse. But I do -- I keep thinking 6.0 is -- if we got there, I would get off people's backs about it.
Next slide -- GMROII -- over 1,000% for the first time. Of course, that's a happy day. And on our own just internal inventory, 83%. And I'd like to see that over 100%. Think that's a reasonable goal for us is to get that over 100%.
Next slide -- unique customers, a little bit up from the previous year.
Next slide -- new customers in CPA. Yes, the -- gone from $22 to $27 CPA. But as you're going to see, we think that these customers -- we'd rather have these customers at $27 than the old ones at $22.
Next slide -- customers and average order size. Customer orders, average order size. Again, the customer orders are up slightly -- 2.2 million to 2.3 million. Average order size up nicely -- up $153 to $165, significantly. So you really have to take that into account when you think about our customers, who it is we're getting and how much they're worth and such. And we like these ones that we're getting better. We're getting much stronger on that whole CRM side.
Next slide -- gross profit per transaction -- up slightly.
Next slide -- corporate employees. This is what we think of as the overhead. They're not touching boxes or moving boxes or talking to customers.
And you see that that's relatively flat with the previous quarter. We have really good control on our hiring. Things don't happen by accident in our firm now. And everything like this is carefully budgeted and planned. And we think we're right in the groove of where we want to be.
We do see so many opportunities. And it's taken hiring a lot of technologists, a lot of folks to who walked around, propellers on their heads, to build the stuff that we're envisioning.
Next slide. Among the things we're envisioning -- I mentioned in the last conference call, we had sort of six innovations coming. I guess we'd already had Bitcoin. I didn't tell you what the others were, but I said some of them were maybe fairly small, but some big.
Well, among the small ones would be pets. We launched a pets tab. That was just kind of a nice thing to do. We realized our technology -- which has gotten very, very good at sorting and recommending and everything across our millions of products -- could be -- we could wire ourselves into all the 6,000 pet shelters in America, get all their stuff -- their inventory, so to speak; they're in the overstock business, too.
They're in the overstocked pets business, they're trying to -- so we built what I think is the best pet adoption center on the net. It is indeed drawing tens of thousands of people to visit. It is generating some adoptions. It's getting us new customers that we never had before coming and purchasing. Maybe because we have a pets tab and are doing that, they like us and realize we're nice people.
Farmers market is now live, but just in alpha. It's not at all what we -- it's not yet close to what it is that we're working on. So what we have now is basically the gift basket business. We go in and buy jellies and jams and have them drop-shipped to you. But we have a much more significant development coming, probably around the end -- well, in the single-digit months ahead.
D, insurance -- we've launched -- we've become an insurance agent in all 50 states. The tab is visible now. I think we're only showing to about 50% of traffic as of yesterday. Dave or Stormy, do you have any other information, any other opinion on that?
Dave Nielsen - Overstock.com, Inc. - Co-President
We don't. We're just showing it to a small percentage of our traffic right now.
Patrick Byrne - Overstock.com, Inc. - CEO
Okay. Anybody who wants to see it can go to overstock.com/insurance. And there you will see our new insurance center. And it is an insurance exchange, except this is one that works. And you can buy home insurance, car insurance, small business insurance.
And there's more coming. There are more carriers, we're getting more data. We're working with a terrific company - Insuritas - that's been putting this together for small-town banks in the United States. But we've been working on that integration for some time with them.
So we are now selling insurance. We have sold, I know, at least one policy. And I think that there are other financial products that we could bring to bear in insurance. And so many of our purchasers are homebuyers, recent homebuyers, or people redecorating their home and such. And we think selling insurance is a nice complement. There's a lot of margin in it for us, and it's going to be a good business.
Then, we get to the big ones. Well, E is a big one. Unfortunately, E is being announced on May 5th to our partners. And we don't want to preannounce it to you. But E has been a very big project. Cost a lot of money over the last two years to build. It's maybe the biggest single -- arguably, it's the biggest single tech project -- development project. Well, it is the biggest single development project we've ever done. And it has to do with the supply chain and the back end.
I don't want to give anything away. But if any of the folks listening know some of our partners, you can ask them after May 5th because we'll be having our big partner summit, and we'll be unveiling this to our partners.
And F. Do you want to say anything about F? Anyone on the phone?
Dave Nielsen - Overstock.com, Inc. - Co-President
I don't think we should at this time, Patrick. We're excited about it. And it's in development and underway.
Patrick Byrne - Overstock.com, Inc. - CEO
Okay.
The main event, though, in terms of our development would be E, the thing that is coming in another 10 days. And so you will hear about that if you talk to our partners, I'm sure.
Now we get to topics and questions -- can you tell us about your management changes?
Yes. It's time. I mean, I'm not going to go back and look in the transcripts to say -- I'll tell you about each one. I'm not going to go back and look in the transcripts to count the number of times I've said "you will someday see me give up the chairmanship." And I think I even foreshadowed that Jonathan might someday be chairman.
I think that it's better for me just to have reduced my workload some. And it's a perfect role for Jonathan. Jonathan has actually been acting as the shadow chairman for some years. It's quite difficult -- it's two hearts beating in one breast -- to have one person be chairman and CEO. I don't think it's a good idea. I've said many times I don't think that's a good idea.
I kind of -- that's why I always had my father around to do it, when he was able to and wasn't chairman of another company.

So I wanted those roles split. Jonathan's been shadow chairman for some years and has done a great deal of the work. So it was a perfect evolution for Jonathan. And it takes -- it's just better institutional design.
And it wasn't triggered by -- we recently got named one of the 100 most trustable or ethical companies in America by Forbes. And the company they had hired to do the ratings -- and it was -- the rating company looked at all kinds of things -- your social footprint, and your this and your that, and your board governance and your accounting footnotes. And so some good financial stuff, and then a bunch of touchy-feely stuff about the environment and stuff, on which we also do quite well.
But they marked us down for having the same person as chairman and CEO. And I had to agree with them. And it just reminded me -- gee, I've always meant to separate those roles. I never got around to it. I think this is a lot better sustainable model to now have Jonathan as chairman; me as CEO.
On the management side -- Stormy and Dave have been co-presidents for just over a year. Dave has evolved into a fantastic -- almost like a COO over a lot of the organization, making sure everything gets managed and done right.
Stormy is, of course -- and everyone who's been involved in this story for a while at all knows -- Stormy is really my right-hand guy. With "guy" used in a gender-neutral sense, Stormy. So I hope that's okay. My right-hand guy. And we plan together, we plot out our moves together. We're joined at the hip. It's a great relationship.
And so having Stormy as president, and leaving me just then, finally, with really the CEO work, is a big improvement for me, and I think also creates a nice, clear chain of command within the Company.
Now, Jonathan, Stormy, Dave, if you want to add anything to that, feel free.
Stormy Simon - Overstock.com, Inc. - President
Today, we did send out a press release announcing a new SVP, Seth Marks, over sourcing and merchandizing. And we might just address that.
Patrick Byrne - Overstock.com, Inc. - CEO
Sure. Seth Marks is a guy that Stormy and Dave found. He was at the time -- or they came across, in another context -- he was at the time at Tuesday Morning. But previously worked at Big Lots and Hilco, and has a lot of really -- it's really old-time overstock. It's the stuff we were doing when we got started -- real hardcore liquidations and bankruptcies, and going to those kind of people. And really has that early overstock whiskey in his blood, I would say.
So we got him in a year ago. And he's been with us just about a year. And we thought this was a great move and would also free up some of Dave's time. Rob Hughes, the CFO, now reports to Dave. So that gives Dave -- between that and technology, that's a lot on Dave's plate. So Seth is a strong liquidation player from the industry and from Hilco, and has had significant roles with Big Lots, Tuesday Morning and Hilco.
So I think that it's going to -- and his focus has been focusing on the big strategic acquisitions. We're really getting these opportunities that we haven't pursued in a while, but large multimillion-dollar purchases, the chance to buy something $50 million at retail for $5 million or something. That's where Seth's head is.
And I don't know, other than that, Dave and Stormy, what would you like to say?
Stormy Simon - Overstock.com, Inc. - President
Dave, do you have anything?
Dave Nielsen - Overstock.com, Inc. - Co-President
No. I think it's a nice change. At Overstock, it's always about change and doing better -- finding new ways to do things, being innovative, and I support and am really excited to see. I saw that in Seth, exactly what you described, Patrick -- that drive for those big deals. And I think that is a great opportunity for us in the future.
Jonathan Johnson - Overstock.com, Inc. - Chairman of the Board of Directors
Patrick. This is Jonathan.
If I may, I think these management changes are good for the company. I think everyone has a well-defined role that they're well qualified for, and things are running well at a management level. So I think the reasons you gave were good reasons for doing it. And I think in the weeks that we've been running this way, things have been going well.
Patrick Byrne - Overstock.com, Inc. - CEO
Yes. I really agree.
If you take everybody's names off it, and just look at the responsibilities and such, it makes a lot more sense to have this. It was a little bit too much of a globby, undefined -- and me having too much roles and so forth. So I think this is a really nice improvement.

Lastly, how did the free Club O membership in Q4 work out? It worked out okay. We're testing different -- we really like Club O. Club O is now, as I've said in the past, it's up to single-digit percentages. It's now up to, let's say, mid-teen percentages of our sales. I really don't see why we shouldn't be getting this to 20% or 25% by this time next year.
And we're testing different ways of driving that. We're testing different ways of driving that growth in members. It's a super loyalty program. I again saw a couple things in the last quarter about people. It's now starting to get noticed in the press. People are starting to see and say -- especially given what Amazon Prime is doing. People are starting to ask around and write about other loyalty programs, and coming on ours and recognizing -- depends on what you want, but I think ours is the best.
I think ours is a wonderful loyalty program. And it's very generous. But we want more, but the behavior of people who buy into it is so good, we can afford to be that generous with them.
You will be seeing some things announced shortly, and some changes, some innovations, at Club O, some enhancements. But you'll be seeing us also, over the next year, trying all kinds of different promotions -- what's the right way -- we've learned that it really doesn't trigger -- if you make the offer too cheap, it doesn't trigger the rights kinds of subsequent behavior. So you have to balance -- on the other hand, you get more people -- you have to balance making the changes that get more people with keeping them such that it triggers the appropriate subsequent behavior.
So with that...
Jonathan Johnson - Overstock.com, Inc. - Chairman of the Board of Directors
Patrick, I think you may have inadvertently skipped the second question on an update on international expansion. And then we've had one other question emailed in, which I'll get to you after you talk about international.
Patrick Byrne - Overstock.com, Inc. - CEO
That was inadvertent, sorry.
International expansion -- we're not going to name the countries, but we do see a way to improve this significantly over the course of the rest of this year. And we are shipping to 100 countries now. And we've changed the approach technologically of how we're going about this, as opposed to sort of a completely independent system.
Actually, the supply chain system that we have overhauled, which is what's being released in a week or 10 days -- a very advanced supply chain system -- will let us -- will provide the foundation for international. So international will, I think, finally be able to start moving forward and get some momentum, based on the new platform that we're unrolling in a couple weeks. And you might see us actually in a couple foreign countries by the end of the year.
Stormy, do you want to add anything to that?
Stormy Simon - Overstock.com, Inc. - President
Not much. But I will say that we've found some ways to just be more efficient and improve the customer experience when shipping internationally. And we'll roll those out over the next few months.
There's a team that has diverted their attention towards it. And I think there's some easy wins just in the customer experience.
Patrick Byrne - Overstock.com, Inc. - CEO
Okay.
Jonathan Johnson - Overstock.com, Inc. - Chairman of the Board of Directors
Patrick, we do have one question emailed in -- what's the Company's current thoughts on a share repurchase?
Patrick Byrne - Overstock.com, Inc. - CEO
Gee. I'm not sure how much I should say, Jonathan. So why don't you take that?
Jonathan Johnson - Overstock.com, Inc. - Chairman of the Board of Directors
Well, okay.
We think about it all the time. It's discussed at almost every quarterly board meeting. We do watch what our -- for this analysis, we watch where our shares trade, and we look at it. We do like to husband cash, because we think there's lots of buying opportunities out there. We also have a headquarter project underway.
So we balance the needs for cash and the desire to husband cash against the value we think it would be to the Company to purchase shares and look at it frequently. We haven't committed to anything. When we do commit, we'll certainly announce it, like we're required to do.
Patrick, would you add?
Patrick Byrne - Overstock.com, Inc. - CEO

Well said. And only that I -- yes, I think of this all the time. I think of -- maybe if the market doesn't like us, maybe it's time to do something big. But I think of this all the time.
Okay. And you mentioned -- Jonathan mentioned that there was a new facility. It was disclosed in our press release. Don't know if there's much more that has been made. Things have been filed with the appropriate government --
Jonathan Johnson - Overstock.com, Inc. - Chairman of the Board of Directors
Here we've announced that we've entered some nonbinding agreements to purchase land. We're doing the diligence on that land. When we purchase the land and start building, we'll make the disclosures as things get more firm.
Patrick Byrne - Overstock.com, Inc. - CEO
We have a great building design, too, that you'll be reading about if we go forward with this project.
Go ahead.
Jonathan Johnson - Overstock.com, Inc. - Chairman of the Board of Directors
It's killer. The design is really good. It will be great for our culture, great for our brand, and good for -- great for the business.
Patrick Byrne - Overstock.com, Inc. - CEO
Yes. We have two buildings in -- well, in Salt Lake. One on the east side, one on the west. The one on the east is the corporate center. The one on the west is a 650,000-square foot warehouse, into which we have built 100,000 square feet of office space. That means we end up with our office workers, 700 or 800 on each side, separated. And so this would be a chance to consolidate and save money. Keeping the warehouse where it is, of course. And save money, or at least be no more expensive, and get about 80% more space.
So, that's the end of our presentation. Let's go to the crowd.
Jonathan Johnson - Overstock.com, Inc. - Chairman of the Board of Directors
Jamie, I know we've got at least one person in the queue. Can you open up the queue for questions, please?

QUESTION AND ANSWER
Operator
(Operator Instructions) Jason Mitchell, Bank of America Merrill Lynch.
Nat Schindler - Bank of America Merrill Lynch - Analyst
Actually, this is Nat Schindler.
I wanted to ask you just a quick question -- a couple quick questions. First, weather was a big deal to retailers. I wanted to know if you had any thought about how the poor winter weather affected ecommerce, and how it affected you guys in particular. Then I have some other questions.
Patrick Byrne - Overstock.com, Inc. - CEO
Let me give that first one -- toss it to Dave.
Stormy Simon - Overstock.com, Inc. - President
I'll actually take it.
Patrick Byrne - Overstock.com, Inc. - CEO
Okay.
Stormy Simon - Overstock.com, Inc. - President
I think, in addition to the weather, that UPS and FedEx had some capacity issues. I don't know that they forecasted the amount of packages that would actually be travelling this holiday season.
Patrick Byrne - Overstock.com, Inc. - CEO
Wait, wait, wait -- are you talking about -- when we're talking about Q1, are you talking about Christmas, Nat, or are you talking about Q1?
Nat Schindler - Bank of America Merrill Lynch - Analyst
Well, my question, actually, is more general than just Q1. It's also -- it's useful to know how Q1, it affected you. And particularly, the weather was very bad, but it was also bad in December. So it's more a general question of how the weather has affected ecommerce.
Patrick Byrne - Overstock.com, Inc. - CEO
Okay, go ahead, Stormy.
Stormy Simon - Overstock.com, Inc. - President
Yes. I think it was that the entire experience affected it in both ways -- the weather and the capacity of the carriers. And so in Q4 -- that was definitely in December -- the compound of both those issues affected the customers. And in Q1, I think when you're outside of the holiday, customers aren't so anxious. And they're more understanding and forgiving of the weather.
But it does affect ecommerce. And the response rates from FedEx, UPS, other carriers, of getting more boots on ground and trying to move faster and more efficiently -- as well as Overstock -- we're shipping out within 24 hours from different locations, and just trying -- the weather we will never be able to predict or overcome. But I do think, with multiple locations and the efforts of the carriers, that it'll get better.
Nat Schindler - Bank of America Merrill Lynch - Analyst
Do you notice anything positive, though, specifically -- that people just prefer not to go out to the stores, so they go to their computer? Or is that just not an effect that's big enough or well known enough to be able to measure?
Dave Nielsen - Overstock.com, Inc. - Co-President
There are so many things going on all at the same time that to pinpoint any one, Nat, is a challenge.
Look, we heard from many of our partners, especially those in the fashion, soft goods, soft lines industries -- apparel and footwear in particular -- that with the long, endless winter, especially along the East Coast, many have seen a challenging first quarter because of that.
Stormy Simon - Overstock.com, Inc. - President
So bad weather can be our friend, too. Because I do think people stay at the computer, as long as their power's on, to shop when the elements are bad. But on the reverse of that, the delivery can get delayed.
Jonathan Johnson - Overstock.com, Inc. - Chairman of the Board of Directors
And I think that ecommerce, Nat, has an advantage in some respects. Because we're not changing our showroom floor like brick-and-mortars are. Brick-and-mortars get to a certain point in the season, and they have to have Spring clothes out on the floor; where we can continue, because we're not limited by floor space, to sell Winter coats into a long winter.
Nat Schindler - Bank of America Merrill Lynch - Analyst
Okay.
Then, next question -- you continue to have -- I know you're transitioning out customers that weren't great customers and getting some better customers in. It seems those are more expensive supply, which would kind of actually make sense. So that's an important transition.
But if I really look at some of your trends, you haven't seen any real customer number growth in basically a couple years now -- minor. You have been, though, benefitting a lot from average order size growth.
But if you look at this quarter, if you look at that trend, that curve line, it seems to have flattened out a lot. And I imagine that's a lot due to the transition of mix of product. Is there anything else driving that flattening out? And how are you going to ever kind of reaccelerate customer growth?
Patrick Byrne - Overstock.com, Inc. - CEO
Well, I don't think that we're going to see the average order size go up. I think it has flattened out from here. And I think that we can do a little bit better in marketing. We see some areas that are still rough and we have most of the areas tuned in. But we see a couple more areas that we can improve.
One of the -- this is the way they balance each other. When your average order size is $110, as it was, your conversion is, let's say -- let's make up a number -- 2.5%. Well, when your average order size goes up to $165 from $110, that automatically drops your conversion from, say, 2.5% to 1.8% or something. Which means you're getting fewer new customers. Same around revenue -- maybe higher revenue.
So the conversion and the average order size vary inversely. And then, the conversion is what drives that number of new customers.
So the fact that the number of customers and new customers has gone flat is really, to me, an expression of the fact that when the average order size went up. The conversion did get depressed. However, we've got the conversion moving the right way, too.

I think that you may have -- I'm not sure I see any big thing. I think that you will see the average order size stay about flat from here. And I see on the other side just continuing to find opportunities in the standard retail channels, or maybe in branding. You'll see some new branding campaign roll out very shortly. And just to keep tinkering away at it like that.
Stormy Simon - Overstock.com, Inc. - President
I just want to add that we're everything home. And the consumers know us for home. But we are so strong in jewelry and other categories, and even baby products, that I do feel like we can remind consumers that we're more than home. While we are dominant in home, there are many other things that I think that female consumer needs to be reminded she can shop at Overstock for.
Nat Schindler - Bank of America Merrill Lynch - Analyst
Okay.
And when you look at that average order size of $116, something like that -- is that usually a single product, or is that multi-product to get there? One thing we have seen -- there's a lot of research out there about a breakpoint on when taxes start to matter, and that under $100, most etailers don't see an impact of the sales taxes changing -- their sales tax status changing. But over $100 product, customers shop around.
There was a recent study at Ohio State -- just did one on Amazon's recent business. Do you see that as an issue with all the recent talk of really going after the sales tax?
Patrick Byrne - Overstock.com, Inc. - CEO
Well, we do have -- it's funny you say that -- we have about 1.6 items per order. So that means the average item is about $100, right at your breakpoint. I saw that study on Amazon.
It's different than our experience, oddly. Our experience, because we've had places in states -- one point, we had a warehouse in Indiana. We collected sales tax in Indiana and saw the effect. And the effect was smaller. It wasn't anything like this 10% that was being touted. It was tiny, tiny, tiny. People essentially didn't notice it. I think it was measured in BIPs. Go ahead.
Jonathan Johnson - Overstock.com, Inc. - Chairman of the Board of Directors
Go ahead, Patrick. Sorry to interrupt.
Patrick Byrne - Overstock.com, Inc. - CEO
Well, in addition, I was going to say the tax issue may bite Amazon more than it bites us. Jonathan, do you want to explain?
Jonathan Johnson - Overstock.com, Inc. - Chairman of the Board of Directors
Well, yes. Amazon has basically become a big-box retailer, with footprint in many, many states. You just don't go into its big boxes, because it ships from big boxes. And so, it is collecting taxes in many more states.
We've also found, as we've -- Patrick referenced that we had a warehouse in Indiana at one time, and then closed it. And so we saw what the effect of collecting in Indiana, and then the effect of not collecting in Indiana. Since then, we've opened -- we've created a footprint in Kentucky and Pennsylvania. In the years that -- or the difference between opening in Indiana and opening in those two new states -- we've seen less of a tax effect than we've predicted from our Indiana experience.
So, we read with great interest, Nat, the Ohio State study, and noted internally that our experience was a little different.
Nat Schindler - Bank of America Merrill Lynch - Analyst
I've actually heard from other etailers very different experiences than that study suggest as well. But I have heard that breakpoint of $100 multiple times bandied about, that people start to care when it gets to be an expensive product.
But thanks for that.
Patrick Byrne - Overstock.com, Inc. - CEO
Thank you, Nat.
Jonathan Johnson - Overstock.com, Inc. - Chairman of the Board of Directors
Jamie, are there other questions?
Operator
(Operator Instructions) Scott Tilghman, B. Riley.
Scott Tilghman - B. Riley & Co. - Analyst
There were a few things I wanted to touch on just related to your comments during the presentation, and also following up a little bit on what Nat was asking. And the first is with respect to your top-line comments that revenue growth should probably tick up through the course of the year from where it was in first quarter. Obviously, part of that is the roll-forward of the last week in capturing that in second quarter.
But with the order size assumption staying flat, where do you expect the traffic driving to come from? Or do you think it'll be more frequent orders from the existing customer base?
Patrick Byrne - Overstock.com, Inc. - CEO
Well, definitely frequent orders. Club O behavior is so much better. And as we get more people into Club O, that takes care of some things.
We also see opportunities. For example, last year, Google introduced a significant algorithm change. And it bit us for a couple months. We figured our way through it. But as we lap that, which we start in a couple of months -- and that itself creates growth versus last year.
And we're also -- we have dedicated teams now in each channel in marketing. They keep on finding new ways, whether it's affiliate marketing, which we're pretty good at -- we used to be -- actually, I think we're really good at now, and growing strongly -- paid keyword, stuff like that. We keep on having small technological breakthroughs, which get us 5%, 10%, 15%. So it's just hammering away at those.
Also, I think we could do better on our branding campaign. I feel good about a new one that's coming, that's coming out very shortly. Think we can do better there.
Stormy, what else would you want to say?
Stormy Simon - Overstock.com, Inc. - President
Dave?
Dave Nielsen - Overstock.com, Inc. - Co-President
Yes. I'm glad you mentioned the branding campaign, Patrick. We're really encouraged by what we've got teed up for -- third quarter and beyond is when we'll be releasing that. But we think there's a lot of new customer opportunity, new exposure, new impressions. We think we have a great product at Overstock.com. And we're focusing on getting more of our customers -- or more of the country looking at us, and knowing about us.
And so it's maybe -- while we continue on with some great marketing campaigns on the net, there's some real opportunities for just brand, Overstock brand awareness and brand exposure that we're working towards.
Stormy Simon - Overstock.com, Inc. - President
I'd add on our mobile presence. We lacked the past couple years with a real mobile app that was engaging and sticky. And I think we've developed one that is exactly that. A lot of the consumers are -- most consumers are browsing on their mobile phone, and we've made it easier to check out. We have little things coming up, like gift registries, which are definitely ways to attract new people.
We also have some creative waves that'll be coming out this quarter, affiliate type marketing that should drive new traffic. So I definitely think we're expanding our reach. And our goodwill messages of pets, worldstock, and telling those stories a little more, or a lot more, should draw in a new crowd.
Dave Nielsen - Overstock.com, Inc. - Co-President
Our social platform is another way that we're putting a lot of energy into right now.
Scott Tilghman - B. Riley & Co. - Analyst
That's helpful.
On a related note, your sponsored search costs have been up for the last few quarters. Do you think that trend will continue? Or is there a point where you overlap it, and the margin pressures ease?
Patrick Byrne - Overstock.com, Inc. - CEO
Well, actually, Google's cost per click I thought was dropping a few percent. Did I get that wrong?
Scott Tilghman - B. Riley & Co. - Analyst
Well, you called out in your release that your sponsored search costs were up. So that's why I asked the question.
Patrick Byrne - Overstock.com, Inc. - CEO
Okay.
Dave Nielsen - Overstock.com, Inc. - Co-President

Sponsored search -
Patrick Byrne - Overstock.com, Inc. - CEO
Go ahead, Dave.
Dave Nielsen - Overstock.com, Inc. - Co-President
Patrick, may I? Sponsored search costs are up. And as one would expect, as more and more people jump into this as a market, the costs of those clicks continue to go up.
However, much like Patrick mentioned, there are always curveballs that come at us. And we're innovative, we find ways around them, we find ways to optimize natural search. And there are other channels that we're working on feverishly to offset those costs.
Scott Tilghman - B. Riley & Co. - Analyst
Great.
Patrick Byrne - Overstock.com, Inc. - CEO
And I go back to Club O. Club O is so powerful, for us it's just a matter of cracking the nut to have it -- how do we get it to be -- more of our customers to shift into Club O? But Club O and mobile are both growing handsomely. Mobile is growing the fastest of all. And that actually reached the point where they're a significant enough part of their business, of our business, that their growth now really does start adding something to our overall growth.
Scott Tilghman - B. Riley & Co. - Analyst
It seemed like something that would slow down. But I wanted to ask nonetheless, since you specifically called it out in the release.
Related to the weather question from before, one of the things we saw with a number of the ecommerce players was a change in pace, with the slowdown in December that stayed slow in January and picked up in February and March. And that's according to a lot of the third-party data.
I was wondering if your sales pace sort of followed trend there.
Patrick Byrne - Overstock.com, Inc. - CEO
I don't think so. I think that we came out of Q4 in a bit of a trough, and that is more accelerated to -- that it accelerated -- it sounded slightly different than what you just proposed.
Dave or Stormy, can you answer that?
Dave Nielsen - Overstock.com, Inc. - Co-President
We did not see a slide throughout the quarter. If anything, a slight improvement week over week as we continued through the quarter.
Scott Tilghman - B. Riley & Co. - Analyst
Right. That's what I'd say -- that was a slowdown in December; January, it was a little bit soft, and then the pace picked up. So it sounds like for first quarter --
Patrick Byrne - Overstock.com, Inc. - CEO
That is. That is it.
Scott Tilghman - B. Riley & Co. - Analyst
Okay.
And then, the last thing I wanted to touch on, just in terms of the operating income -- I won't call it guidance, but commentary -- when you look at last year's numbers, are you including all the different variations of legal fees? Or are you stripping those out when you look at the comparisons on a year-over-year basis?
Patrick Byrne - Overstock.com, Inc. - CEO
No, I was including the legal fees in the operating income --
Scott Tilghman - B. Riley & Co. - Analyst
Okay.
Patrick Byrne - Overstock.com, Inc. - CEO
-- Not including the tax effect.

Scott Tilghman - B. Riley & Co. - Analyst
Okay. Thank you.
Patrick Byrne - Overstock.com, Inc. - CEO
Thank you.
Jonathan Johnson - Overstock.com, Inc. - Chairman of the Board of Directors
Patrick, we've got another question emailed in that you may want to answer. And it's from a longtime shareholder -- what gives us confidence that we can grow contribution in double digits?
Patrick Byrne - Overstock.com, Inc. - CEO
Well, we see where we are now, for example, as one of the things that indicates that. I guess I think of it in terms of if the industry -- our industry, the pure-play industry, is really probably growing at about 7% to 10%. Some people say higher numbers, but it's really -- Amazon's higher, at 15% to 20%. And most of the pure-plays I hear about are more single digit.
And I think contribution, which obviously should grow as fast as the industry, at least, and contribution -- we should get there by not just growing marketing. Which means contribution should grow as fast as the industry's top-line growth.
And in addition, I just see -- I continue to see -- I mean, our history is a history of finding some low-hanging fruit and picking it. And when we do, we get these surges. And then the surges peter out. And then we find more fruit to pick. And I think we've never gotten -- we've never been anywhere close to where we are now in terms of being able to spot the fruit and pick it, technologically.
And so I just look at the three or four great big things we have coming. And I say, if any one or two of them work, our growth should be well above -- at industry or above.
So that's why. I wouldn't accept a plan that assumes that we're going to be growing less than that. If we're growing at 1% for a full year our contribution, then we're definitely doing something wrong. And I think even just basic -- getting it to 10% is just sort of basic -- the bottom edge of what's acceptable.
And again, I think it's possible. It wasn't that long ago we had it growing north 20%. And I think it's possible for us to get it back there with a win or two.
Jonathan Johnson - Overstock.com, Inc. - Chairman of the Board of Directors
Thanks, Patrick.
Jamie, I understand there's one more person on the line. We're coming up on the hour mark. Why don't we take one more question, and be done?
Operator
Scott Tilghman.
Scott Tilghman - B. Riley & Co. - Analyst
Thanks.
A couple follow-ups. First, on the international side -- I was wondering if you could just comment on the number of available partners out there. You talked about moving into a couple markets by the end of the year, but without significant investment on your part. I'm curious as to how many partners there are out there that you could work with to make that happen. And it seems like it's a pretty fragmented market.
And then, on just a related topic, in terms of inventory flow -- I was wondering what you're seeing in terms of -- in your supplier relationships, whether more are coming to you, or if there are any defectors out there.
Patrick Byrne - Overstock.com, Inc. - CEO
Stormy or Dave?
Dave Nielsen - Overstock.com, Inc. - Co-President
I'll take the supplier question.
We've seen an all-time high number of new suppliers wanting to come and work with us at Overstock, and signed on more in the first quarter than any other quarter. We have access to goods. Our partners that we work with, that drop-ship for us, have access to goods. And we're very encouraged when we see that growth.
Regarding international -- I would say we're evaluating many different types of partnerships, as both Stormy and Patrick have alluded to. There are several ways to go about this. Stormy is finding all kinds of incredible ways to improve the experience and cut costs in our current international business. And then there are some partnerships that we're evaluating.
Stormy Simon - Overstock.com, Inc. - President
There are some great marketplaces in these different countries that may be an easy entry into that kind of partnership. And then, our current partner base that are able to ship currently, we can ship anywhere, almost anywhere, just by shopping on our site.
And we would -- I'm not sure what you meant by partner in the international question. There's existing websites we can partner with in these different countries, and then others --
Scott Tilghman - B. Riley & Co. - Analyst
Right, or --
Stormy Simon - Overstock.com, Inc. - President
Go ahead.
Scott Tilghman - B. Riley & Co. - Analyst
Right. I wasn't sure if you were looking at marketplace type opportunities, or -- I know there are third-party infrastructure companies that you could also partner with, that you could essentially go live in another country, with very limited upfront investment.
Stormy Simon - Overstock.com, Inc. - President
Yes. And we're -- well, we're evaluating both. And I think the marketplaces are a great way to enter.
Scott Tilghman - B. Riley & Co. - Analyst
Perfect. Thank you.
Patrick Byrne - Overstock.com, Inc. - CEO
Thank you.
Jonathan Johnson - Overstock.com, Inc. - Chairman of the Board of Directors
Thank you, Scott.
We thank our shareholders for calling in and listening. We thank them for entrusting us with their capital. And we will continue to work to be good stewards of it.
Patrick, you have anything you want to say before we sign off for the quarter?
Patrick Byrne - Overstock.com, Inc. - CEO
No. I do -- well, a little bit.
One, we are sensitive to -- it's been brought up before, I think Nat Schindler brought it up. And I think that the -- we are sensitive to the home industry. We'd like to be a little less sensitive, and we're always -- but keep -- I have confirmed -- I think it was Nat last asked, last time, and we've looked into it -- yes, there are good sensitivities between -- or thick sensitivities between our business and home -- housing starts and house sales, and stuff like that. Because a fair bit of our business is as people shift homes.
But actually, I don't know why I feel more --actually, more confident now that I've felt in a long time that we have a really sharp business emerging here. And I'm especially excited about the project that will be -- I've given away a little bit in this call. The project that we're unleashing in 10 days to all our partners is a really sophisticated supply chain system platform that competes favorably with the best out there in the industry, and even has the possibility of being a little disruptive.
So I'm really quite confident -- comfortable where we are. I wish we had a business making $100 million a year. And I think we're making the investments with that goal in mind.
So with that, I'm finished. Anyone else on the call have -- you three have something else you want to say?
Stormy Simon - Overstock.com, Inc. - President
I have nothing else. Just thanks to everyone on the call.
Dave Nielsen - Overstock.com, Inc. - Co-President
Thank you.
Jonathan Johnson - Overstock.com, Inc. - Chairman of the Board of Directors
We'll talk again in the quarter. Thanks.

Patrick Byrne - Overstock.com, Inc. - CEO
We've got a shareholder meeting in a month.
Jonathan Johnson - Overstock.com, Inc. - Chairman of the Board of Directors
Shareholder meeting in a couple weeks, yes. Thanks.
Patrick Byrne - Overstock.com, Inc. - CEO
Bye.
Operator
Ladies and gentlemen, that does conclude the conference for today. Again, thank you for your participation. You may all disconnect.

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